As filed with the Securities and Exchange Commission on April 24, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CARBONITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-1111329
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Two Avenue de Lafayette Boston, Massachusetts 02111 (617) 587-1100	Mohamad Ali President and Chief Executive Officer Carbonite, Inc. Two Avenue de Lafayette Boston, Massachusetts 02111 (617) 587-1100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Susan E. Pravda, Esq. Paul D. Broude, Esq. Foley & Lardner LLP 111 Huntington Avenue Boston, Massachusetts 02199 Telephone: (617) 342-4000	Danielle Sheer, Esq. Vice President, General Counsel and Secretary Carbonite, Inc. Two Avenue de Lafayette Boston, Massachusetts 02111 Telephone: (617) 587-1100
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒	Non-accelerated filer	☐	Smaller reporting company	☐	Emerging growth company	☐
(Do not check if a smaller reporting company)
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	332,326 shares	$19.30	$6,413,891.97	$743.37

(1)
In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is also registering hereunder an indeterminate number of shares of common stock that may be issued and resold as a result of stock splits, stock dividends, or similar transactions.

(2)
Estimated based upon the average of the high and low reported sales prices of the registrant’s common stock as reported on the Nasdaq Global Market on April 18, 2017, solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, Dated April 24, 2017

PROSPECTUS
332,326 Shares
Common Stock
This prospectus relates to the offer and sale from time to time by the selling stockholder identified in this prospectus of up to 332,326 shares of our common stock, par value $0.01 per share. These shares were acquired by the selling stockholder in connection with the closing of a transaction between us and the selling stockholder.
We are registering the shares for resale by the selling stockholder identified in this prospectus or their transferees, pledgees, donees, or successors. However, our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of the shares. The selling stockholder may offer and sell or otherwise dispose of the shares of common stock covered by this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. See “Plan of Distribution” beginning on page 6 for more information.
We will not receive any proceeds from the sale, if any, by the selling stockholder of the shares of common stock offered hereby.
The selling stockholder will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares of common stock. As of the date of this prospectus, no underwriter or other person has been engaged to facilitate the sale of the shares of common stock covered hereby.
Our common stock is listed on the Nasdaq Global Market under the symbol “CARB.” On April 21, 2017, the last reported sale price of the shares of our common stock on the Nasdaq Global Market was $19.80 per share.
Investing in our securities involves a high degree of risk. See “Risk Factors” on page 1 of this prospectus and any other risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus may not be used to consummate sales of securities unless, to the extent required by applicable law, it is accompanied by a prospectus supplement.
The date of this prospectus is , 2017.

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You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any “free writing prospectus” that we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus nor any accompanying prospectus supplement shall constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC. The selling stockholder may from time to time sell up to 332,326 shares of our common stock. We have provided to you in this prospectus a general description of the securities that the selling stockholder may offer. Each time the selling stockholder sells securities, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in any accompanying prospectus supplement or any “free writing prospectus” that we may authorize to be delivered to you any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with any accompanying prospectus supplement and any “free writing prospectus” that we may authorize to be delivered to you, includes all material information relating to the offering of our common stock by the selling stockholder.
As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”
SUMMARY
Carbonite, Inc.
Carbonite, Inc. is a Delaware corporation incorporated on February 10, 2005. We provide data protection solutions including cloud, hybrid and on-premise backup and restore, disaster recovery as a service and email archiving. Our solutions provide powerful features packaged in a cost-effective, simple and secure manner and are designed to address the specific needs of small and medium-sized businesses and consumers. We founded Carbonite on one simple idea: all computers need to be backed up, and in our always connected and highly mobile world, cloud backup is the ideal approach.
Corporate Information
Our principal executive offices are located at Carbonite, Inc., Two Avenue de Lafayette, Boston, Massachusetts 02111. Our telephone number is (617) 587-1100. Our website address is www.carbonite.com. We have included our website address as an inactive textual reference only. The information contained on, or that can be accessed through, our website is not a part of this prospectus.
In this prospectus, unless otherwise stated or the context otherwise requires, references to “Carbonite,” “the Company”, “we,” “us” and “our” and similar references refer to Carbonite, Inc. CARBONITE, the Carbonite logo and other trademarks of Carbonite appearing in this prospectus or any applicable prospectus supplement are the property of Carbonite. Solely for convenience, our trademarks and trade names referred to in this prospectus or any applicable prospectus supplement are without the ® or tm symbol, as applicable, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and trade names. Trade names and trademarks of other companies appearing in this prospectus or any applicable prospectus supplement are the property of the respective holders.
RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks described in this prospectus and any prospectus supplement, including the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference herein, before you make an investment decision pursuant to this prospectus and any accompanying prospectus supplement. These risks include the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 on file with the SEC, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are incorporated by reference in this prospectus. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS
This prospectus, any prospectus supplement, and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included and incorporated by reference in this prospectus that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. See “Risk Factors” for more information. You should consider these factors and other cautionary statements made in this prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus and in the documents incorporated by reference. Unless specifically indicated, our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments that we may make. Except as required by law, we do not assume any obligation to update any forward-looking statements.
USE OF PROCEEDS
We will not receive any proceeds from the sale of shares of common stock in a secondary offering by the selling stockholder.
DESCRIPTION OF COMMON STOCK
The following description of our common stock, together with any additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of our common stock that we and the selling stockholder offer under this prospectus. For the complete terms of our common stock, please refer to our certificate of incorporation, which is an exhibit to our Quarterly Report on Form 10-Q filed on November 10, 2011, and bylaws, which is an exhibit to Amendment No. 2 to our Registration Statement on Form S-1 filed on July 13, 2011. The terms of our common stock may also be affected by Delaware law.
Under our certificate of incorporation, we are authorized to issue 45,000,000 shares of common stock, par value $0.01 per share, of which 28,254,936 shares of common stock were issued and outstanding as of March 31, 2017.
Dividend rights
Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.
Voting rights
Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors.
Liquidation
In the event of our liquidation, dissolution, or winding up, holders of our common stock will be entitled to the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and preferences
Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences, and privileges of the holders of our common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.
The Nasdaq Global Market Listing
Our common stock is listed on the Nasdaq Global Market under the symbol “CARB.” As of April 21, 2017, the closing price per share of our common stock on the Nasdaq Global Market was $19.80.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.
CERTAIN PROVISIONS OF DELAWARE LAW, OUR CERTIFICATE OF INCORPORATION, AND BYLAWS
Anti-Takeover Provisions
Certificate of Incorporation and Bylaws
Our certificate of incorporation provides for our board of directors to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors. Our certificate of incorporation and bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by a consent in writing, and that only our board of directors, chairperson of the board, chief executive officer, or president may call a special meeting of stockholders.
Our certificate of incorporation and bylaws require a 75% stockholder vote for the rescission, alteration, amendment, or repeal of the bylaws by stockholders, and provide that stockholders may only remove a director for cause with a 75% stockholder vote. Our certificate of incorporation and bylaws also provide that vacancies occurring on our board of directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of our board of directors. Our bylaws establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. The combination of the classification of our board of directors, the lack of cumulative voting or the ability of stockholders to take action by written consent, the 75% stockholder voting requirements, the limitations on removing directors without cause, the ability of the board to fill vacancies, and the advance notice provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.
Section 203 of the Delaware General Corporation Law
We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge, or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges, or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
Acceleration of options upon change in control
Generally, under our 2005 Stock Incentive Plan and 2011 Equity Award Plan, in the event of certain mergers, a reorganization or consolidation of our company with or into another corporation, or the sale of all or substantially all of our assets or all of our capital stock wherein the successor corporation does not assume outstanding options or issue equivalent options, our board of directors may accelerate vesting of options outstanding under such plans.
Choice of Forum
Our certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our certificate of incorporation, or our bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine.
Limitations of Liability and Indemnification
Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law, which prohibits our certificate of incorporation from limiting the liability of our directors for the following:

•	any breach of the director’s duty of loyalty to us or to our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our bylaws, we are also empowered to purchase insurance on behalf of any person whom we are required or permitted to indemnify.
In addition to the indemnification required in our certificate of incorporation and bylaws, we have entered into indemnification agreements with each of our directors and officers. These agreements provide for the indemnification of such directors, officers, and employees for certain expenses and liabilities incurred in connection with any action, suit, proceeding, or alternative dispute resolution mechanism, or hearing, inquiry, or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent, or fiduciary of our company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, employee, agent, or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent, or fiduciary of another entity. In the case of an action or proceeding by or in the right of our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that the provisions of our certificate of incorporation and bylaws described above and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.
There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.
SELLING STOCKHOLDER
On January 31, 2017, we entered into a stock purchase agreement with the selling stockholder, Vero Parent, Inc., the sole stockholder of Double-Take Software, Inc. ("Double-Take"), and Vision Solutions, Inc., an affiliate entity under control by Vero Parent, Inc., pursuant to which we acquired all of the outstanding capital stock of Double-Take. We issued the 332,326 shares of our common stock being registered hereby to the selling stockholder in partial consideration for the acquisition of Double-Take.
In connection with the stock purchase agreement, we entered into a registration rights agreement whereby we agreed, subject to certain conditions (including the issuance of audited financial statements of Double-Take by April 17, 2017), to file a registration statement to enable the resale of the common stock consideration and keep such registration statement effective until the earlier of (a) such time all of the applicable shares (i) are no longer owned by the selling stockholder or (ii) are freely tradable, without restriction, pursuant to Rule 144 of the Securities Act, or (b) July 31, 2018. Under the registration rights agreement, until July 31, 2018, the selling stockholder is prohibited from selling more than $3,500,000 of shares during any 10 trading day period (other than pursuant to an underwritten public offering pursuant to an effective registration statement).
The following table sets forth information relating to the selling stockholder as of April 3, 2017, based on information supplied to us by the selling stockholder on or prior to that date. We have not sought to verify such information. We have not had a material relationship with the selling stockholder during the past three years, other than its ownership of the shares of our common stock that are the subject of the registration rights agreement. Information concerning the selling stockholder may change over time and, if necessary, we will supplement this prospectus accordingly. The selling stockholder may hold or acquire at any time shares of common stock in addition to those offered by this prospectus and may have acquired additional shares of common stock since the date on which the information reflected herein was provided to us. Additionally, the selling stockholder may have sold, transferred or otherwise disposed of some or all of the shares of common stock listed below in exempt or non-exempt transactions since the date on which the information was provided to us and may in the future sell, transfer or otherwise dispose of some or all of its shares of common stock in private placement transactions exempt from, or not subject to, the registration requirements of the Securities Act. Assuming the sale of all of the shares of common stock registered hereby on behalf of the selling stockholder, the selling stockholder will hold no shares of common stock upon completion of this offering.

Name of Selling Stockholder	Common Stock Owned Prior to Offering	Common Stock Being Offered
Vero Parent, Inc.	332,326	332,326

No offer or sale may occur unless the registration statement that includes this prospectus has been declared effective by the SEC and remains effective at the time the selling stockholder offers or sells shares of common stock. We are required, under certain circumstances, to update, supplement or amend this prospectus to reflect material developments in our business, financial position and results of operations and may do so by an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus.
PLAN OF DISTRIBUTION
We are registering the shares of our common stock offered pursuant to the registration statement of which this prospectus is a part, and this related prospectus, on behalf of the selling stockholder. The selling stockholder, which term as used herein includes pledgees, donees, transferees or other successors-in-interest selling shares received from the selling stockholder as a gift, pledge, partnership distribution or other transfer after the date of this prospectus, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholder will pay any brokerage commissions and similar selling expenses attributable to the sale of the shares. We will pay other expenses relating to the preparation, updating and filing of the registration statement. We will not receive any of the proceeds from the sale of the shares by the selling stockholder.

These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent the selling stockholder gifts, pledges or otherwise transfers the shares offered hereby, such transferees may offer and sell the shares from time to time under this prospectus, provided that this prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act, to include the name of such transferee in the list of selling stockholders under this prospectus.

The selling stockholder may use any one or more of the following methods when disposing of shares or interests therein, some of which may or may not involve broker-dealers acting as agent or principal:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales, to the extent permitted by law;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell the shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2121.
In connection with the sale of the shares or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling stockholder may also sell shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares.
We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
Because the selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholder.
We agreed to keep this prospectus effective until the earlier of (a) such time all of the applicable shares (i) are no longer owned by the selling stockholder or (ii) are freely tradable, without restriction, pursuant to Rule 144 of the Securities Act, or (b) July 31, 2018. Under the registration rights agreement, until July 31, 2018, the selling stockholder is prohibited from selling more than $3,500,000 of shares during any 10 trading day period (other than pursuant to an underwritten public offering pursuant to an effective registration statement). The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
LEGAL MATTERS
The validity of the shares of common stock offered hereby is being passed upon for us by Foley & Lardner LLP, Boston, Massachusetts.

EXPERTS
The consolidated financial statements of Carbonite, Inc. appearing in Carbonite, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2016, and the effectiveness of Carbonite Inc.'s internal control over financial reporting as of December 31, 2016 (excluding the internal control over financial reporting of certain accounts and transactions that were processed in the acquired business systems of EVault, Inc., which are included in the December 31, 2016 consolidated financial statements of Carbonite, Inc. and constituted approximately 22% of total assets and approximately 31% of revenues for the year then ended), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of Carbonite’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of EVault, Inc., as described above, from the scope of such firm's audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.carbonite.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.
This prospectus is part of a registration statement that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the shares of common stock that the selling stockholder is offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-35264) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 16, 2017, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2017 Annual Meeting of Stockholders;

•	our Current Reports on Form 8-K filed with the SEC on January 31, 2017 (as amended April 18, 2017), March 28, 2017 and April 4, 2017;

•	any other filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to the effectiveness of the registration statement; and

•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 1, 2011, including any amendments or reports filed for the purpose of updating that description.

You may request a copy of any or all of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:
Carbonite, Inc.
Two Avenue de Lafayette
Boston, Massachusetts 02111
Attn: General Counsel
Telephone: (617) 587-1100
You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, any accompanying prospectus supplement or any “free writing prospectus” that we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by the Registrant. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$743
Printing and engraving expenses	—
Legal fees of Registrant’s counsel	125,000
Accounting fees and expenses	15,000
Miscellaneous	—
Total expenses	$140,743

Item 15. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.
Our certificate of incorporation provides for indemnification of our directors, officers, employees, and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our bylaws provide for indemnification of our directors, officers, employees, and other agents to the maximum extent permitted by the Delaware General Corporation Law.
In addition, we have entered into indemnification agreements with our directors, officers, and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 16. Exhibits.
The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.
Item 17. Undertakings
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, That paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on April 24, 2017.

CARBONITE, INC.

By:	/s/ Mohamad Ali
Mohamad Ali
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
We, the undersigned officers and directors Carbonite, Inc., hereby severally constitute and appoint Mohamad Ali, Anthony Folger, and Danielle Sheer and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Carbonite, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mohamad Ali	Chief Executive Officer and Director (Principal Executive Officer)
Mohamad Ali		April 24, 2017

/s/ Anthony Folger	Chief Financial Officer (Principal Financial Officer)
Anthony Folger		April 24, 2017

/s/ Stephen Munford
Stephen Munford	Director	April 24, 2017

/s/ Jeffry Flowers
Jeffry Flowers	Director	April 24, 2017

/s/ Charles Kane
Charles Kane	Director	April 24, 2017

/s/ Todd Krasnow
Todd Krasnow	Director	April 24, 2017

/s/ Peter Gyenes
Peter Gyenes	Director	April 24, 2017

/s/ Scott Daniels
Scott Daniels	Director	April 24, 2017

/s/ David Friend
David Friend	Director	April 24, 2017

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1(1)	Amended and Restated Certificate of Incorporation of Carbonite, Inc.
4.2(2)	Certificate of Elimination of Series A Junior Participating Preferred Stock, dated as of January 11, 2016.
4.3(3)	Amended and Restated Bylaws of Carbonite, Inc.
4.4(4)	Form of Common Stock Certificate of Carbonite, Inc.
4.5(5)	Registration Rights Agreement by and between Carbonite, Inc. and Vero Parent, Inc. dated January 31, 2017.
5.1†	Opinion of Foley & Lardner LLP.
23.1†	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2†	Consent of Foley & Lardner LLP (included in Exhibit 5.1).
24.1†	Power of Attorney (included on signature page).

(1)	Filed as Exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 10, 2011, and incorporated herein by reference.
(2)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on January 13, 2016, and incorporated herein by reference.
(3)	Filed as Exhibit 3.2 to Amendment No. 2 to Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 13, 2011, and incorporated herein by reference.
(4)	Filed as Exhibit 4.1 to Amendment No. 3 to Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 25, 2011, and incorporated herein by reference.
(5)	Filed as Exhibit 2.2 to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2017, and incorporated herein by reference.
†	Filed herewith.